As filed with the Securities and Exchange Commission on August 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Riot Platforms, Inc.

(Exact name of registrant as specified in its charter)

Nevada	84-1553387
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(303) 794-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William R. Jackman, Esq.

Executive Vice President and General Counsel

3855 Ambrosia Street, Suite 301

Castle Rock, CO 80109

(303) 794-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ivan A. Colao, Esq.

Holland & Knight LLP

50 North Laura Street, Suite 3900

Jacksonville, FL 32202

(904) 353-2000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

EXPLANATORY NOTE

This registration statement contains two prospectuses:

●	A base prospectus (the “Base Prospectus”) which covers the offering, sale and issuance by the registrant, Riot Platforms, Inc., a Nevada corporation, or the offering and sale by selling securityholders of the registrant, via one or more future prospectus supplements, in one or more offerings at indeterminate prices, of an indeterminate number of the Registrant’s securities, including: shares of its common stock, no par value per share; shares of its preferred stock, no par value per share; warrants to purchase securities; debt securities; and other derivative securities related to, or convertible into, shares of Common Stock or Preferred Stock; as well as units comprised of any combination thereof, whether separable or not, as may be authorized from time to time; and
●	A prospectus supplement (the “Prospectus Supplement”) covering the offering, sale and issuance by the Registrant of up to $750,000,000 of shares of our common stock from time-to-time, at variable market prices, in a continuous “at-the-market” offering, pursuant to that certain Controlled Equity OfferingSM Agreement, dated as of August 9, 2024, with the Sales Agents as identified in the Prospectus Supplement (the “Sales Agreement”).

The Base Prospectus immediately follows this Explanatory Note. The specific terms of any offering of the Registrant’s securities under this registration statement will be set forth in a prospectus supplement, which may be a free writing prospectus, filed with the Securities and Exchange Commission (the “SEC”) to supplement and amend the Base Prospectus.

The Prospectus Supplement immediately follows the Base Prospectus.

The shares of common stock that may be offered, issued and sold under the Prospectus Supplement are included in securities that may be offered, issued and sold under the Base Prospectus.

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PROSPECTUS

RIOT PLATFORMS, INC.

Common Stock, No Par Value per Share

Preferred Stock, No Par Value per Share

Warrants

Debt Securities

Units

Riot Platforms, Inc., a Nevada corporation (together with its consolidated subsidiaries, collectively, “Riot Platforms,” “Riot,” the “Company,” “we,” “us,” “our,” or the “Registrant”), or any selling securityholder identified in a future prospectus supplement, may offer and sell the Registrant’s securities identified above from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We refer to our common stock, no par value per share, our preferred stock, no par value per share, as well as warrants to acquire these common stock and/or preferred stock shares, such debt securities as we may authorize from time to time, and units and other derivative securities consisting of, or convertible into, some or all of these securities as our “securities” in this prospectus. We will provide the specific terms of the securities offered for sale in supplements to this prospectus covering such offerings. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. The applicable prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement before you invest.

Our common stock is traded on the Nasdaq Capital Market stock exchange under the symbol “RIOT.”

We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers in negotiated transactions or on a continuous or delayed basis; and the securities sold in such offerings may be resold by the securityholders who acquire them. If any agents, underwriters or dealers are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents, underwriters or dealers and any applicable fees, commissions, discounts and overallotment options will be set forth in a prospectus supplement. The price to the public of our securities and the net proceeds we and any selling securityholders expect to receive from the sale of such securities will also be set forth in a prospectus supplement. We will not receive any proceeds from the sale of shares of our common stock by the selling securityholders. See the section “Plan of Distribution” beginning on page 13 of this prospectus for further information.

No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and specified terms of the offering of such securities.

Investing in our securities involves a high degree of risk. Before making any investment decision regarding our securities, you should read and carefully consider the risks described in the section “Risk Factors” on page 6 of this prospectus and any applicable prospectus supplement or free-writing prospectus, as well as those disclosed in our most recent Annual Report on Form 10-K as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 15 and 16 of this prospectus, respectively.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 9, 2024.

We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus supplement, and in any related free writing prospectus we prepare or authorize. You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement or related free writing prospectus, or in any post-effective amendment to the registration statement or in any amendment to this prospectus. Neither we nor any selling securityholder has authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. No dealer, salesperson or any other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or related free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the common stock or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering and the distribution of this prospectus applicable to that jurisdiction.

Unless otherwise indicated, the terms “Riot Platforms,” the “Company,” “we,” “us,” “our” and similar terms refer to Riot Platforms, Inc., a Nevada corporation, and its consolidated subsidiaries.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC as a “well-known seasoned issuer”, as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration or continuous offering process to register an indeterminate number of our securities for sale by us or one or more selling securityholders identified in a future prospectus supplement from time to time in one or more offerings.

Each time we or any selling securityholders sells securities, pursuant to the registration statement of which this prospectus forms a part, we, such selling securityholder, or parties acting on our behalf, will provide a prospectus supplement and/or free writing prospectus that will contain specific information about the terms of that offering and the securities being sold in that offering. The applicable prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. If the information varies between this prospectus and the accompanying prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus.

Before investing in our securities, you should carefully read the entire prospectus, the applicable prospectus supplement, and any related free writing prospectus, including the risks of investing in our securities discussed therein under the heading “Risk Factors” and under similar headings in the documents that are incorporated by reference into this prospectus. See the section “Risk Factors” on page 6 of this prospectus.

You should carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Further, the information contained and incorporated by reference in this prospectus speaks only as of the date of this prospectus, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus. Please read the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 15 and 16 of this prospectus, respectively.

The registration statement of which this prospectus is a part, including the exhibits to the registration statement and the documents incorporated by reference herein, provides additional information about us and the securities offered pursuant to this prospectus, some of which may include summaries of the documents we incorporate by reference. All of the summaries are qualified in their entirety by the actual documents. Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we or the selling securityholders may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new equipment, systems, technologies, services or developments; future economic conditions, performance or outlooks; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; the number and value of Bitcoin rewards and transaction fees we earn from our Bitcoin mining operations; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe, or anticipate will or may occur in the future; and assumptions underlying or based upon any of the foregoing. Forward-looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions; however, forward-looking statements may be made without such terminology.

These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We caution readers not to rely on any forward-looking statements, which speak only as of the date made. The following are some of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:

●	our strategic decision to concentrate on Bitcoin mining ties the success of our business to the success of Bitcoin, which is unpredictable and subject to factors largely outside of our control;
●	unique Bitcoin mining industry risks largely outside of our control, including, among others: our need for significant amounts of low-cost and reliable electricity; changes to laws and regulations pertaining to mining, transacting in, or holding Bitcoin; the historical volatility in the demand for, and the price of, Bitcoin; changes in the public perception of Bitcoin; our need for consistent, high-speed, and highly secure Internet connectivity; intense competition for new miners and the necessary infrastructure, personnel, material and components to support industrial-scale Bitcoin mining operations; cybersecurity risks; increased global Bitcoin network hash rate and difficulty; and competition for a fixed supply of Bitcoin rewards;
●	Bitcoin mining revenue is highly variable due to, among other factors, largely unpredictable fluctuations in the price of Bitcoin, which has historically experienced significant price volatility, which significantly impairs our ability to make accurate projections about our business and future contingencies;
●	Bitcoin mining, and our substantial investments in Bitcoin mining infrastructure, is capital-intensive and we may not be able to access the capital we need to compete in our frequently evolving industry;
●	our Bitcoin mining operations are concentrated in large-scale single facilities, and a natural disaster, unforeseen environmental issues, or other significant localized disruptions could severely impact our ability to operate, perhaps for extended periods;
●	disruptions, price increases, scarcity, persistent inflation and macroeconomic downturn could severely impair our operations, development and efforts to raise capital;
●	new regulations, including environmental regulations, could have an adverse effect on our access to power, land, water and other resources necessary for our operations, as well as on public perception of Bitcoin and Bitcoin mining, which could adversely affect our access to capital;
●	factors largely outside of our control could impede our ability to successfully integrate new acquisitions, execute on our expansion developments or carry out our other strategic goals;
●	recent changes in Nevada law could adversely affect the availability of directors’ and officers’ insurance, or make insurance premiums unreasonable, exposing us to additional indemnification risks and potentially impacting our ability to attract and retain key executive talent, which could place us at a disadvantage to competitors not domiciled in Nevada;
●	we could be negatively impacted by a security breach, through cyber-attack, cyber-intrusion, insider threats or otherwise, or other significant disruption of our information technology networks and related systems, despite our efforts to protect against such events;
●	our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners, as well as the actions of third parties engaged in our industry; and
●	the outcome of litigation and other disputes in which we are involved from time to time is unpredictable, and an adverse decision in any such matter could have a material adverse effect on our financial condition, results of operations, cash flows and equity.

Additional details and discussions concerning some of the various risks, factors and uncertainties that could cause future results to differ materially from those expressed or implied in our forward-looking statements are set forth in this prospectus under the heading “Risk Factors” on page 6 of this prospectus, and under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC. For more information on these filings and the other disclosures incorporated by reference into this prospectus, please see the sections herein entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 15 and 16 of this prospectus, respectively. The risks, factors and uncertainties disclosed herein and in our other filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations, cash flows and equity. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, financial condition, results of operations, cash flows and equity.

Accordingly, you should read this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus speak only as of the date of this prospectus and the forward-looking statements incorporated by reference in this prospectus speak only as of their date and, unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus and the documents incorporated by reference herein, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus, and those contained under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC, which are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus forms a part.

ABOUT RIOT PLATFORMS

We are a vertically-integrated Bitcoin mining company principally engaged in enhancing our capabilities to mine Bitcoin in support of the Bitcoin blockchain. We also provide comprehensive and critical infrastructure for institutional-scale Bitcoin mining at our large-scale Bitcoin mining facilities in Rockdale, Texas (the “Rockdale Facility”) and Navarro County, Texas (the “Corsicana Facility”). Currently, the Rockdale Facility has 700 megawatts (“MW”) in total developed capacity for our own Bitcoin mining. Our Rockdale Facility is believed to be the largest single Bitcoin mining facility in North America, as measured by developed capacity, and we are currently evaluating further growing its capacity. Additionally, we are developing the Corsicana Facility, our second large-scale Bitcoin mining facility, which, upon completion, is expected to have approximately one gigawatt of capacity available for Bitcoin mining, with 200 MW of additional electrical capacity available for development, at the Company’s discretion.

We operate in an environment and industry which frequently evolves based on the proliferation and uptake of Bitcoin. A significant component of our strategy is to effectively and efficiently allocate capital among opportunities that we believe will generate the highest return on our investment.

We operate in two reportable business segments: our Bitcoin mining operations for our own account (“Bitcoin Mining”); and electrical transmission and distribution design, manufacturing, servicing and engineering operations for power intensive projects (“Engineering”).

Bitcoin Mining

Our current focus is on our Bitcoin Mining operations, and during the six-months ended June 30, 2024, we continued to deploy miners at our Rockdale Facility and continued development activities at the Corsicana Facility, with the objective of increasing our operational efficiency and performance. Due to our institutional-grade scale, we typically express our hash rate in terms of exahashes per second (“EH/s”), with one EH/s representing one quintillion (1,000,000,000,000,000,000) secure hashing algorithm calculations per second.

As of June 30, 2024, the Company had a total deployed hash rate capacity of 22.0 EH/s in its Bitcoin Mining operations at the Rockdale and Corsicana Facilities. Based on our existing operations and expected deliveries and deployment of miners we have purchased; we anticipate having approximately 36.3 EH/s of total hash rate in operation by the end of 2024. As of June 23, 2023, we entered into a master purchase and sale agreement (the “Master Agreement”) with MicroBT, a leading manufacturer of Bitcoin miners, pursuant to which we executed a purchase order to acquire U.S.-manufactured miners with a total hash rate of 25.6 EH/s. Delivery of these miners to the Corsicana Facility, where they will be deployed in immersion cooling systems, began in 2023, and all miners under these purchase orders are expected to be received and deployed by mid-2025. During the six-months ended June 30, 2024, we entered into an additional purchase order with MicroBT under the Master Agreement to acquire 31,500 air-cooled miners with a total hash rate of 5.9 EH/s. This purchase order is in addition to existing purchase options under the Master Agreement. Delivery of these miners occurred in the second quarter of 2024.

The Master Agreement also provides the Company with an option to purchase additional miners with a total hash rate of approximately 75 EH/s, on the same terms as the initial order.

Engineering

Our Engineering business segment designs and manufactures power distribution equipment and custom engineered electrical products that provide us with the ability to vertically integrate many of the critical electrical components and engineering services necessary for our Corsicana Facility development and Rockdale Facility expansion and to reduce our execution and counter-party risk in ongoing and future expansion projects. Engineering and other specialized talent employed in our Engineering business segment also allow us to continue to explore new methods to optimize and develop a best-in-class Bitcoin mining operation and has been instrumental in the development of our industrial-scale immersion-cooled Bitcoin mining hardware.

Our Engineering business segment also provides electricity distribution product design, manufacturing, and installation services primarily focused on large-scale commercial and governmental customers and serves a broad scope of clients across a wide range of markets including data center, power generation, utility, water, industrial, and alternative energy. Products are custom built to client and industry specifications. Additionally, we utilize an in-house field service and repair department.

Block Mining Acquisition

In July 2024, we acquired Block Mining Inc. (“Block”), a Kentucky-based vertically-integrated Bitcoin miner for an aggregate purchase price at closing of $92.5 million (the “Acquisition”), consisting of approximately $18.5 million in cash and 7,240,623 shares of Riot’s common stock, no par value per share, issuable to the sellers in connection with closing, at $10.22 per share (calculated based on the twenty-trading-day volume-weighted average price (“VWAP”) of the shares as of July 18, 2024). Following closing, the sellers may also be entitled to receive a maximum of $32.5 million in additional earn-out payments in connection with the Acquisition, subject to the satisfaction of certain milestones related to executing the additional power purchase agreements to add additional power capacity for Bitcoin mining in Kentucky for the 2024 and 2025 calendar years. Such earn-out payments may be payable in the form of cash, shares, or a mixture of cash and shares, at the sellers’ election, with the number of shares to be issued (if any) calculated based on the twenty-trading-day VWAP of the shares as of the date such earn-out payments are determined.

The issuance of shares in connection with the Acquisition will be made in accordance with the terms and subject to the conditions set forth in the Acquisition agreement and in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder. The issuance and sale of the shares is not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection with the issuance of the shares.

The Corsicana Facility

In 2022, we initiated development of a second large-scale Bitcoin mining facility on a 265-acre site in Navarro County, Texas outside of Corsicana, Texas. Once complete, we expect the Corsicana Facility to have 1.0 gigawatts of developed capacity for its Bitcoin Mining operations, with 200 MW of additional capacity available for development, at the Company’s discretion. The initial phase of development of the Corsicana Facility involves the construction of 400 MW of immersion-cooled Bitcoin Mining infrastructure, including a high-voltage power substation and electrical and water transmission facilities to supply power and water to the facility. Operations of this initial phase of the development commenced in April 2024, following energization of the substation. As of June 30, 2024, the first 100 MW building, Building A1, was complete and the second 100 MW building, Building A2, was nearing completion with nearly all immersion tanks and miners in the building being operational. Development for the third building, Building B1, continued on schedule with the building structure being fully erect and concrete slab pouring in progress. Installation of immersion tanks in Building B1 has begun and is continuing into the third quarter.

The Rockdale Facility

Whinstone US, Inc., our wholly owned subsidiary, owns and operates the Rockdale Facility, a Bitcoin mining facility located in Rockdale, Texas, which is among the largest in North America. The Rockdale Facility provides us with a self-owned facility where we deploy our Bitcoin miners and carry out strategic expansion initiatives.

The Rockdale Facility originally consisted of three purpose-built Bitcoin mining structures, totaling approximately 190,000 square feet of finished space and 300 MW of fully developed electrical power capacity for Bitcoin mining. As of the date of this prospectus, we have finalized our expansion and added approximately 400 MW to the Rockdale Facility, bringing its total developed capacity to 700 MW of electrical power. Such electrical power is supplied to the Rockdale Facility pursuant to a long-term power supply agreement. The Rockdale Facility is subject to a long-term ground lease agreement with an initial term of ten years, followed by three ten-year renewal periods at our option, unless terminated earlier.

We believe deploying our miners at the expanded Rockdale Facility has many advantages for our mining operations, including allowing us to operate our miners without incurring third-party co-location services fees and to do so at the fixed low energy costs available to the Rockdale Facility under its long-term power supply agreement.

The Kentucky Facilities

Block, our wholly owned subsidiary, maintains two operational sites, both in Kentucky, totaling 60 MW of operational capacity with potential to expand up to 155 MW. Of the existing and operational 60 MW, 23 MW are currently being used for self-mining, 19 MW are vacant and available for immediate miner deployment, and 18 MW are contracted by Bitcoin mining tenants under hosting agreements. Approximately 8 MW of the 18 MW contracted under hosting agreements have change of control provisions and will be available for self-mining by Riot in 60-90 days. Riot intends to expand Block’s two sites, targeting 110 MW for self-mining operations by the end of 2024.

Additionally, Block owns a greenfield expansion opportunity also in Kentucky and adjacent to an existing substation, presenting an opportunity to develop 60 MW and with potential to expand to 150 MW. Block’s sites are serviced by various power companies including the Tennessee Valley Authority (“TVA”) and Big Rivers Electric Corporation in the Midcontinent Independent System Operator (“MISO”) region. MISO facilitates one of the world’s largest energy markets and offers four demand response programs allowing users to employ a sophisticated power strategy. We can expand Block’s operating capacity up to 110 MW under existing agreements and Block has identified a pipeline that could bring operations in Kentucky to an aggregate of over 300 MW across three sites, subject to executing requisite power purchase agreements.

Corporate Information

Our principal executive offices are located at 3855 Ambrosia Street, Suite 301, Castle Rock, CO 80109, and our telephone number is (303) 794-2000. Our website address is www.riotplatforms.com. The information contained on, or accessible through, our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should consider carefully the risks, uncertainties and other factors described under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus. For more information regarding the incorporation of information herein by reference, please see the section of this prospectus entitled “Incorporation of Certain Documents by Reference” on page 16 of this prospectus.

The risks, uncertainties and other factors discussed in the foregoing filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations, cash flows and equity. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations. Should any of these risks or uncertainties develop into actual events, they could have a material adverse effect on our business, financial condition, results of operations, cash flows and equity. For more information about the filings we make with the SEC, please see the section entitled “Where You Can Find More Information” on page 15 of this prospectus.

DESCRIPTION OF SECURITIES TO BE REGISTERED

We may issue from time to time, in one or more offerings pursuant to future prospectus supplements setting forth the specific terms and conditions of such offerings, the securities being registered under the registration statement of which this prospectus forms a part, including: shares of our common stock, no par value per share; shares of our preferred stock, no par value per share; warrants to acquire shares of our common stock and/or preferred stock; debt securities, which may be senior or subordinated, and which may be convertible into our common stock or be non-convertible; and units consisting of some or all of these securities, in any combination and any amount, which may be issued together with such securities or separately as derivative securities, subject to vesting, payment and conversion.

In addition, any selling securityholders identified in a future prospectus supplement may offer and sell from time to time, in one or more offerings, shares of our securities which they hold, as described in the applicable future prospectus supplement.

We or any selling securityholders identified in a future prospectus supplement will, in accordance with Rule 430B under the Securities Act, set forth in the applicable prospectus supplement and/or free writing prospectus a description of the common stock, preferred stock, warrants, debt securities or units thereof covered by this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us or the selling securityholders, as applicable, will be contained in the applicable prospectus supplement relating to such offer, including the applicable securities purchase agreement and other offering material relating to such securities as will be included as an exhibit to or incorporated by reference in such future prospectus supplements or free writing prospectuses.

DESCRIPTION OF CAPITAL STOCK

The following description of the securities to be registered under the registration statement of which this prospectus forms a part is not complete and may not contain all the information you should consider before investing in the shares of our common stock offered pursuant to this prospectus. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended, our Bylaws, as amended, and the certificates of designation related to our designated preferred stock, which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes Chapter 78 and the associated provisions of the Nevada Administrative Code. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on pages 15 and 16 of this prospectus, respectively.

Authorized Shares of Capital Stock

Our authorized capital stock consists of: (i) 680,000,000 shares of common stock, no par value per share; and (ii) 15,000,000 shares of “blank check” preferred stock, no par value per share, including (a) 2,000,000 shares of preferred stock designated as “2% Series A Convertible Preferred Stock” and (b) 1,750,001 shares of preferred stock designated as “0% Series B Convertible Preferred Stock.” As of July 29, 2024, there were 303,524,067 shares of our common stock, no par value per share, outstanding, no shares of our 2% Series A Convertible Preferred Stock outstanding, and no shares of our 0% Series B Convertible Preferred Stock outstanding.

Common Stock

Listing. Shares of our common stock are listed on the Nasdaq Capital Market under the trading symbol “RIOT”.

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share of common stock standing in such stockholder’s name on the records of the Company on all matters submitted to a stockholder vote, with no cumulative voting rights. Except as otherwise provided in our Articles of Incorporation, Bylaws, the rules of any stock exchange applicable to us, applicable provisions of the Nevada Revised Statutes, or any other applicable law or regulations, matters submitted to a stockholder vote require the affirmative vote of the holders of a majority of the shares of our capital stock present and voting (excluding abstentions) at the applicable stockholders’ meeting to be approved. See the section entitled “Structure of Board of Directors; Director Elections and Terms of Office” under “Corporate Governance” on page 8 for further details regarding the voting rights of our common stock.

Conversion and Redemption Rights. Shares of our common stock have no conversionary rights and are not subject to any rights of redemption by operation of a sinking fund or otherwise.

Dividend Rights. Subject to any preferential rights of holders of our preferred stock, if any, or any restrictions on the payments of dividends imposed under the terms of our indebtedness, if any, holders of our common stock shall be entitled to receive their pro rata shares of such dividends as may be declared from time to time by our board of directors, in its discretion, from legally available funds, based upon such holders’ proportionate ownership of the shares of our capital stock outstanding at the time such dividends are declared.

Liquidation Rights. Subject to any preferential rights of holders of our preferred stock, if any, in the event of a liquidation, dissolution or winding up of the Company, holders of our common stock shall be entitled to participate pro rata in all assets of the Company that remain after payment of the Company’s liabilities, including satisfaction of all indebtedness of the Company then outstanding, based upon such holders’ proportionate ownership of the shares of our capital stock then outstanding.

Preemptive Rights. Shares of our common stock have no preemptive rights to purchase or subscribe for any of our capital stock or other securities. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

Preferred Stock

We are authorized to issue up to 15,000,000 shares of “blank check” preferred stock, no par value per share, in one or more series, subject to any limitations prescribed by law, without further vote or action by the stockholders. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by our board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Preferred stock is available for possible future financings or acquisitions and for general corporate purposes without further authorization of stockholders unless such authorization is required by applicable law, the rules of the Nasdaq Capital Market or any other securities exchange or market on which our stock is then listed or admitted to trading.

As of the date of this prospectus, we have designated 2,000,000 shares of preferred stock as “2% Series A Convertible Preferred Stock” and 1,750,001 shares of preferred stock as “0% Series B Convertible Preferred Stock.”

Voting Rights. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

As described more completely in the related certificate of designation, holders of shares of our 2% Series A Convertible Preferred Stock are entitled to vote on matters submitted to our stockholders for consideration based on the number of shares of our common stock underlying each share of our 2% Series A Convertible Preferred Stock held as of the record date for the applicable stockholder meeting.

Holders of shares of our 0% Series B Convertible Preferred Stock are not entitled to vote on matters submitted to our stockholders prior to the conversion of their shares into shares of our common stock.

Conversion Rights. Subject to certain beneficial ownership limitations described in the applicable certificate of designation and under applicable rules of the Nasdaq Capital Market and the Nevada Revised Statutes, shares of our preferred stock are convertible into shares of our common stock based on the conversion calculation stated in such series of preferred stock’s certificate of designation.

Dividend, Liquidation, Redemption, and Other Preferential Rights. The rights of holders of shares of our common stock are subject to, and may be adversely affected by, the rights of the holders of any shares of our preferred stock that may be issued in the future. Our board of directors may authorize the issuance of preferred stock with dividend, liquidation, redemption, conversion, or other preferential rights that could adversely affect the relative voting power and market price of shares of our common stock. Further, the issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, under some circumstances, have the effect of delaying, deferring or preventing a change in control of the Company, and may adversely affect the market price of shares of our common stock.

Each holder of our 2% Series A Convertible Preferred Stock and our 0% Series B Convertible Preferred Stock shall be entitled to receive dividends on such shares on an “as converted” basis, which shall be payable, subject to applicable beneficial ownership limitations set forth in their certificate of designation, in shares of common stock or cash on their stated value, and holders of our 2% Series A Convertible Preferred Stock are entitled to receive such dividends at the cumulative dividend rate of two percent (2%) per year. Shares of our 0% Series B Convertible Preferred Stock have preferential rights ahead of all other shares of our capital stock with respect to dividends, distributions, redemptions, and payments upon the liquidation, dissolution and winding-up of the Company, other than shares of our 2% Series A Convertible Preferred Stock, which have the first priority of such preferential rights.

Corporate Governance

Number of Directors; Filling Vacancies; Removal. Our Articles of Incorporation and Bylaws provide that our business and affairs are managed by our board of directors. Our Bylaws provide that the board of directors consists of such number of directors as is determined by a resolution adopted by the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. In addition, our Bylaws provide that any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote, even though that may be less than a quorum of the board of directors.

Director Elections and Terms of Office. Our Bylaws provide for election of nominees to our board of directors by plurality vote of our stockholders present and entitled to vote at a meeting of our stockholders called for the purpose of electing nominees to serve on our board of directors. Therefore, those nominees for our board of directors receiving the most affirmative votes at a given stockholders’ meeting shall be elected as directors for the applicable term. Once elected, directors serve until the end of the term of office and their successor has been duly qualified to serve and elected by our stockholders, or his or her earlier death, resignation or removal.

Classified Board of Directors. Our Bylaws provide for a classified board of directors consisting of three classes of directors serving staggered three-year terms, and each year our stockholders elect one class of our directors. We believe that a classified board structure facilitates continuity and stability of leadership and policy by helping ensure that, at any given time, a majority of our directors have prior experience as directors of our Company and are familiar with our business and operations. In our view, this permits more effective long-term planning and helps create long-term value for our stockholders. The classified board structure, however, could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders’ meeting following the date that party obtains control of a majority of our voting stock. The classified board structure may discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, as the structure makes it more difficult for a stockholder to replace a majority of our directors.

Quorum for Conducting Business. Our Bylaws provide that, to conduct business at a meeting of our stockholders, holders of shares representing at least one-third of the issued and outstanding shares of our capital stock entitled to vote at such meeting, whether represented in person or by proxy, must be present to establish a quorum.

Exclusive Forum. Article X of our Bylaws, provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, (i) a state court located within the State of Nevada shall be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on behalf of the Company; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (c) any action, suit or proceeding arising pursuant to any provision of the Nevada Revised Statutes or the Company’s Articles of Incorporation or Bylaws (as either may be amended from time to time); or (d) any action, suit or proceeding asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine; and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this forum selection clause.

By its terms, the forum selection clause in our Bylaws applies to the foregoing claims to the fullest extent permitted by law. We believe the choice-of-forum provision in our Bylaws will help provide for the orderly, efficient, and cost-effective resolution of legal issues affecting us by designating courts located in the State of Nevada as the exclusive forum for cases involving such issues. However, this provision may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents.

Nevada Anti-Takeover Statutes. Certain provisions of Nevada law described below may make us a less attractive candidate for acquisition, which may adversely impact the value of the shares of our capital stock held by our stockholders. We have not opted out of these provisions in our Articles of Incorporation or Bylaws, as permitted under the Nevada Revised Statutes.

Business Combinations

Nevada Revised Statutes Sections 78.411 through 78.444 (the “Nevada Combination with Interested Stockholders Statute”) generally prohibit “combinations” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the Company who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the Company (an “interested stockholder”), within two years after such person first became an interested stockholder unless (i) the board of directors of the Company approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the Company has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. The Nevada Combination with Interested Stockholders Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

Control Shares

Nevada Revised Statutes Sections 78.378 to 78.3793 (the “Nevada Control Share Statute”), to the extent applicable, could impede certain control transactions wherein an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who newly acquires or offers to newly acquire (including in multiple transactions over time, such as in a “creeping acquisition”) a “controlling interest” in the corporation, defined as (i) one-fifth but less than one-third; (ii) one-third but less than a majority; or (iii) a majority of voting power of the corporation in the election of directors. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The Nevada Control Share Statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

The Nevada Control Share Statute applies to any corporation domiciled in Nevada that has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and that does business in Nevada directly or through an affiliated corporation. We do not currently have 100 stockholders of record domiciled in Nevada and we do not conduct business, directly or indirectly, in Nevada. However, because we have not elected out of the application of the Nevada Control Share Statute in our Articles of Incorporation or Bylaws, as permitted by Nevada law, the Nevada Control Share Statute could apply to us in the future if we met the foregoing conditions to its applicability.

Dividend Policy. We have not historically declared or paid any cash dividends on our common stock, and, as of the date of this prospectus, we do not have current plans to declare any cash dividends in the near future. Any future determination to pay dividends will be at the discretion of our board of directors.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of our warrants that we may issue from time to time. While the terms we have summarized below will apply generally to any future warrants we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any warrants offered through such prospectus supplement or free writing prospectus in accordance with Rule 430B under the Securities Act. The terms of any warrants we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue warrants for the purchase of shares of our capital stock independently or together with any other security being registered under the registration statement of which this prospectus forms a part and as units attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between a warrant agent specified in the agreement and us. The warrant agent will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. The warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the common stock or preferred stock purchasable upon exercise, including in the case of warrants for the purchase of common stock or preferred stock, the right to vote or to receive any payments of dividends on the preferred stock or common stock purchasable upon exercise.

The applicable prospectus supplement will contain the title of the warrants offered pursuant to such prospectus supplement; and the description of the terms of the offering of the warrants, the initial offering price and the net proceeds to us or the selling securityholders, as applicable, will be set forth in the prospectus supplement, and other offering material attached as an exhibit to or incorporated by reference therein, relating to such offer.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any debt securities offered through such prospectus supplement or free writing prospectus. The terms of any debt securities we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we are also referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in a senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in a subordinated indenture. Forms of these documents will be filed as exhibits to a current report on Form 8-K following their adoption and approval by our board of directors, and will be incorporated by reference into the registration statement of which this prospectus is a part. Any supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. This summary of the debt securities is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement or free writing prospectus and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

In a future prospectus supplement relating to a future offering of our debt securities, we will set forth the specific details of the offering of such debt securities, including, without limitation: (i) the conversion, redemption or exchange rights; (ii)  any restrictions on our ability to enter into certain specified transactions, such as mergers, acquisitions, or sales; (iii) the events of default under the indenture; (iv) any restrictions on our ability to modify or amend the indenture; (v) the seniority and priority of the debt securities to be offered in relation to any other of our obligations as of the time of the offering; (vi) the form of the debt security instrument, as well as any rights regarding or restrictions on the exchange or transfer of such debt securities; (vii) certain information regarding the obligations and standard of care of the trustee appointed to oversee such debt securities; (viii) the terms and conditions of any payments to agents and of any paying agents with respect to such offering; and (ix) the governing law applicable to such debt securities.

DESCRIPTION OF UNITS

This section describes the general terms and provisions of units consisting of shares of common stock, shares of preferred stock, warrants, debt securities or any combination of such securities that we may issue from time to time. While the terms we have summarized below will apply generally to any future units we may offer under this prospectus, the applicable prospectus supplement or free writing prospectus will describe the specific terms of any units offered through such prospectus supplement or free writing prospectus in accordance with Rule 430B under the Securities Act. The terms of any units we offer under a prospectus supplement or free writing prospectus may differ from the terms we describe below.

We may issue units consisting of one or more of our securities being registered under the registration statement of which this prospectus forms a part, independently or together with any other security being registered, and as may be attached to or separate from any offered securities. The description of the terms of the offering of the units, the rights and obligations of the unitholders purchasing units in such offering, the tax attributes of the units, the initial offering price of the units and the net proceeds to us or the selling securityholders, as applicable, as well as such other information as we may be required to disclose in such prospectus supplement in accordance with Rule 430B under the Securities Act, will be set forth in the prospectus supplement relating to such offer, including the applicable unit agreement and the other offering material attached as an exhibit to or incorporated by reference into the applicable prospectus supplement.

SELLING SECURITYHOLDERS

This prospectus also relates to the possible resale by certain of our securityholders, whom we refer to in this prospectus as the “selling securityholders,” of shares of common stock. Information about any selling securityholders, where applicable, including their identities and the number of shares of common stock to be registered on their behalf, will be set forth in a prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are incorporated by reference. The selling securityholders shall not sell any shares of our common stock pursuant to this prospectus until we have identified such selling securityholders and the shares being offered for resale by such selling securityholders. However, the selling securityholders may sell or transfer all or a portion of their shares of our common stock pursuant to any available exemption from the registration requirements of the Securities Act.

USE OF PROCEEDS

Unless otherwise specified in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for general corporate purposes, which may include, among other things, additions to working capital, repayment of corporate obligations, capital expenditures and acquisitions, investment in existing and future projects, and repurchases and redemptions of our securities. Our management team will retain broad discretion in the allocation of the net proceeds from the sale of our securities. Net proceeds may be temporarily invested prior to use. We may include a more detailed description of the use of proceeds of any specific offering of securities in the prospectus supplement related to the offering.

We will not receive any proceeds from the sale of shares of our common stock by any selling securityholders in connection with any reoffers and sales of our securities by the selling securityholders identified in a future prospectus supplement or free writing prospectus, as applicable.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell our securities from time to time in one or more transactions. We or the selling securityholders may sell our securities to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue common stock as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase our securities and reoffer them to the public. We or the selling securityholders may also offer and sell, or agree to deliver, our securities pursuant to, or in connection with, any option agreement or other contractual arrangement.

Agents whom we or the selling securityholders designate may solicit offers to purchase our securities, and, in which case:

●	We or the selling securityholders will name any agent involved in offering or selling our securities and will disclose any commissions that we will pay to the sales agent, in the applicable prospectus supplement.
●	Unless we or the selling securityholders indicate otherwise in the applicable prospectus supplement, agents will act on a best-efforts basis for the period of their appointment.
●	Agents may be deemed to be underwriters under the Securities Act, of any of our securities that they offer or sell.
●	We or the selling securityholders may use an underwriter or underwriters in the offer or sale of our securities.
●	If we or the selling securityholders use an underwriter or underwriters, we or the selling securityholders will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of our securities.
●	We or the selling securityholders will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.
●	The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell our securities.

We or the selling securityholders may use a dealer to sell our securities. In such event, the following shall apply:

●	If we or the selling securityholders use a dealer, we will sell our securities to the dealer, as principal.
●	The dealer will then sell our securities to the public at varying prices that the dealer will determine at the time it sells our securities.
●	We or the selling securityholders will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We or the selling securityholders may directly solicit offers to purchase our securities, and we or the selling securityholders may directly sell our securities to institutional or other investors. We or the selling securityholders will describe the terms of direct sales in the applicable prospectus supplement.

We or the selling securityholders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act. We or the selling securityholders may indemnify agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act. Agents, underwriters and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates or the selling securityholders, in the ordinary course of business.

We or the selling securityholders may authorize agents and underwriters to solicit offers by certain institutions to purchase our securities at the public offering price under delayed delivery contracts. In such event, the following shall occur:

●	If we or the selling securityholders use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we or the selling securityholders will demand payment and when delivery of our securities will be made under the delayed delivery contracts.
●	These delayed delivery contracts will be subject only to the conditions that we or the selling securityholders describe in the prospectus supplement.
●	We or the selling securityholders will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of our securities under delayed delivery contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell our securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer. Unless otherwise specified in connection with a particular underwritten offering of our securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, the underwriters in certain circumstances are permitted to engage in certain transactions that stabilize the price of our securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of our securities. If the underwriters create a short position in our securities in connection with the offering (i.e., if they sell more securities than are set forth on the cover page of the applicable prospectus supplement), the underwriters may reduce that short position by purchasing our securities in the open market or as otherwise provided in the applicable prospectus supplement. The underwriters also may impose a penalty bid, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of our securities to the extent that it were to discourage resales of our securities. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We or the selling securityholders may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices. The specific terms of the lock-up provisions, if any, in respect of any given offering will be described in the applicable prospectus supplement.

Selling securityholders may use this prospectus in connection with resales of securities they hold as described in the applicable prospectus supplement, in a post-effective amendment, in a free writing prospectus or in filings we make with the SEC under the Exchange Act that are to be incorporated by reference. Selling securityholders may be deemed to be underwriters under the Securities Act in connection with the securities they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

Unless otherwise specified in an applicable prospectus supplement, the validity of the issuance of the securities offered by means of this prospectus will be passed upon for us by Lewis Roca Rothgerber Christie LLP, Las Vegas, Nevada. If certain legal matters in connection with an offering of the securities covered by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters, if any, of such offering, that counsel will be named in the related prospectus supplement for such offering.

EXPERTS

The consolidated financial statements of Riot Platforms, Inc. as of and for the year ended December 31, 2023, as amended in Riot Platforms, Inc.’s Current Report on Form 8-K filed on August 9, 2024, and the retrospective adjustments to the 2022 financial statements, in each case, incorporated by reference in this prospectus, and the effectiveness of Riot Platforms, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Riot Platforms, Inc. as of December 31, 2022, and for each of the two years in the period ended December 31, 2022, have been audited by Marcum LLP (“Marcum”), independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of the Company are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing. Marcum was dismissed as auditors on May 18, 2023, and accordingly, have not performed any audit or review procedures with respect to any financial statements for the periods after the date of their dismissal.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus does not contain all of the information included in the registration statement of which it forms a part, including certain exhibits and schedules and those items we incorporate by reference herein. We file annual, quarterly and current reports, proxy and information statements, along with other information, including the registration statement of which this prospectus forms a part, with the SEC. The filings we make with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available on our website at www.riotplatforms.com under the heading “Investor Relations.” The information on this website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus. Information that is incorporated by reference herein is considered to be part of this prospectus, and you should read it with the same care that you read this prospectus. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus, and will be considered to be a part of this prospectus from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus the following:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 23, 2024 (“Annual Report”);
●	the portions of our Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024, that are specifically incorporated by reference into our Annual Report;
●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2024, as filed with the SEC on May 1, 2024, and for the period ended June 30, 2024, as filed with the SEC on July 31, 2024;
●	our Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02, Item 7.01 or, as it relates to such items, Item 9.01 thereof) filed with the SEC on February 26, 2024, February 27, 2024, May 28, 2024, June 6, 2024, June 18, 2024, June 24, 2024, July 23, 2024, and August 9, 2024; and
●	the description of our common stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on August 27, 2007, including any amendment or report filed for the purpose of updating that description; and the description of securities filed on February 23, 2024, as Exhibit 4.20 to our Annual Report.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the end of the offering under this prospectus, shall also be deemed to be incorporated by reference herein from the date of filing of such documents and reports, and will update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address: Riot Platforms, Inc., Attn: Mr. Colin Yee, EVP & Chief Financial Officer, 3855 Ambrosia Street, Suite 301, Castle Rock, CO 80109.

PROSPECTUS SUPPLEMENT

(To prospectus dated August 9, 2024)

RIOT PLATFORMS, INC.

Up to $750,000,000 of
Shares of Common Stock, No Par Value per Share

We have entered into a Controlled Equity OfferingSM Agreement, dated as of August 9, 2024 (the “Sales Agreement”), with our sales agents, Cantor Fitzgerald & Co., B. Riley Securities, Inc., BTIG, LLC, Roth Capital Partners, LLC, Stifel Nicolaus Canada Inc., Compass Point Research & Trading, LLC, Northland Securities, Inc., and ATB Capital Markets USA Inc. (each, a “Sales Agent,” and, collectively, the “Sales Agents”), under which we may offer and sell from time to time shares of our common stock, no par value per share. Pursuant to this prospectus supplement, we may sell shares of our common stock having an aggregate initial offering price of up to $750,000,000 through the Sales Agents. Our common stock is traded on the Nasdaq Capital Market stock exchange under the symbol “RIOT”. On August 5, 2024, the sales price of our common stock was $8.31 per share, as reported on the Nasdaq Capital Market at market close.

Under the Sales Agreement, we will deliver placement notices to the Sales Agents designating the maximum amount and the minimum price per share of our common stock to be offered. However, subject to the terms and conditions of the Sales Agreement, the Sales Agents are not required to sell any specific number or dollar amount of our common stock but will act as a sales agent using their commercially reasonable efforts consistent with their normal sales and trading practices, on mutually agreed terms between us and the Sales Agents. We may also instruct the Sales Agents not to sell any common stock if the sales cannot be effected at or above the price designated in the applicable placement notice. We or any Sales Agent, with respect to itself only, may suspend the offering of our common stock by notifying the other party. Settlement of any sales of common stock will occur through the facilities of The Depository Trust Company, on the second business day following the date on which such sales were made (or such earlier day as is industry practice for regular-way trading). There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agents a commission of up to 3.0% of the gross sales price of the shares of our common stock sold under the Sales Agreement. We have also agreed to reimburse the Sales Agents for certain expenses under the Sales Agreement, and we have agreed to indemnify the Sales Agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as set forth in the Sales Agreement. In connection with the sale of the common stock on our behalf, each of the Sales Agents may be deemed to be an “underwriter” within the meaning of the Securities Act and, therefore, the compensation of the Sales Agents would be deemed to be underwriting commissions or discounts. Sales of shares of our common stock, if any, under this prospectus supplement may be made by any method permitted by law deemed to be “at the market offerings,” as defined in Rule 415 under the Securities Act, including sales into the Nasdaq Capital Market. Please see the section entitled “Plan of Distribution” beginning on page S-15 of this prospectus supplement for more information regarding issuance of shares of our common stock pursuant to offers made through our Sales Agents and commissions to be paid to the Sales Agents according to the Sales Agreement under this prospectus.

Investing in our common stock involves a high degree of risk. Before making any investment decision regarding our common stock, you should read and carefully consider the risks described in the section “Risk Factors” on page S-8 of this prospectus supplement and on page 6 of the accompanying prospectus and any applicable prospectus supplement or free-writing prospectus, as well as those disclosed in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings

i

we make with the Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus. See the sections “Where You Can Find More Information” on page S-16 and “Incorporation of Certain Documents by Reference” on page S-17 of this prospectus supplement.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus are truthful or complete. Any representation to the contrary is a criminal offense.

Sales Agents

Cantor	B. Riley Securities	BTIG	Roth Capital Partners	Stifel Canada	Compass Point	Northland Capital Markets	ATB Capital Markets

The date of this Prospectus Supplement is August 9, 2024.

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PROSPECTUS SUPPLEMENT

iii

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of shares of our common stock and certain other matters relating to us. The second part is the accompanying prospectus dated August 9, 2024, which gives more general information about the securities that we may offer from time to time, some of which does not apply to the shares of our common stock that we are currently offering. Generally, when we refer to this prospectus, we are referring to both this prospectus supplement and the accompanying prospectus combined. The information in this prospectus supplement supersedes any inconsistent information included in the accompanying prospectus.

Except as the context otherwise requires, in this prospectus supplement and the accompanying prospectus, the terms “we,” “us,” “our,” “the Company”, “Riot Platforms” and “Riot Blockchain” refer to Riot Platforms, Inc. and its consolidated subsidiaries. Unless otherwise indicated, all financial data in this prospectus supplement refer to continuing operations only.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement, any related free writing prospectus and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement, any related free writing prospectus and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should not consider any information in this prospectus supplement, the accompanying prospectus or any related free writing prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock offered under this prospectus. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

You should read and consider all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus and the accompanying prospectus that we provide or make available to you before making your investment decision.

We and the Sales Agents have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus we provide to you. Neither we nor the Sales Agents take any responsibility for and cannot provide any assurance as to the reliability of, any information other than the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we may provide to you. We and the Sales Agents are not making an offer to sell the common stock in any jurisdiction where the offer is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, or any related free writing prospectus is accurate as of any date other than the date on the front of that document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to, statements concerning: our plans, strategies and objectives for future operations; new equipment, systems, technologies, services or developments; future economic conditions, performance or outlooks; future political conditions; the outcome of contingencies; potential acquisitions or divestitures; the number and value of Bitcoin rewards and transaction fees we earn from our Bitcoin mining operations; expected cash flows or capital expenditures; our beliefs or expectations; activities, events or developments that we intend, expect, project, believe, or anticipate will or may occur in the future; and assumptions underlying or based upon any of the foregoing. Forward-

looking statements may be identified by their use of forward-looking terminology, such as “believes,” “expects,” “may,” “should,” “would,” “will,” “intends,” “plans,” “estimates,” “anticipates,” “projects” and similar words or expressions; however, forward-looking statements may be made without such terminology.

These forward-looking statements are subject to a number of factors and uncertainties that could cause our actual results and experiences to differ materially from anticipated results and expectations expressed in such forward-looking statements. We caution readers not to rely on any forward-looking statements, which speak only as of the date made. The following are some of the factors we believe could cause our actual results to differ materially from our historical results or our current expectations or projections:

●	our strategic decision to concentrate on Bitcoin mining ties the success of our business to the success of Bitcoin, which is unpredictable and subject to factors largely outside of our control;
●	unique Bitcoin mining industry risks largely outside of our control, including, among others: our need for significant amounts of low-cost and reliable electricity; changes to laws and regulations pertaining to mining, transacting in, or holding Bitcoin; the historical volatility in the demand for, and the price of, Bitcoin; changes in the public perception of Bitcoin; our need for consistent, high-speed, and highly secure Internet connectivity; intense competition for new miners and the necessary infrastructure, personnel, material and components to support industrial-scale Bitcoin mining operations; cybersecurity risks; increased global Bitcoin network hash rate and difficulty; and competition for a fixed supply of Bitcoin rewards;
●	Bitcoin mining revenue is highly variable due to, among other factors, largely unpredictable fluctuations in the price of Bitcoin, which has historically experienced significant price volatility, which significantly impairs our ability to make accurate projections about our business and future contingencies;
●	Bitcoin mining, and our substantial investments in Bitcoin mining infrastructure, is capital-intensive and we may not be able to access the capital we need to compete in our frequently evolving industry;
●	our Bitcoin mining operations are concentrated in large-scale single facilities, and a natural disaster, unforeseen environmental issues, or other significant localized disruptions could severely impact our ability to operate, perhaps for extended periods;
●	disruptions, price increases, scarcity, persistent inflation and macroeconomic downturn could severely impair our operations, development and efforts to raise capital;
●	new regulations, including environmental regulations, could have an adverse effect on our access to power, land, water and other resources necessary for our operations, as well as on public perception of Bitcoin and Bitcoin mining, which could adversely affect our access to capital;
●	factors largely outside of our control could impede our ability to successfully integrate new acquisitions, execute on our expansion developments or carry out our other strategic goals;
●	recent changes in Nevada law could adversely affect the availability of directors’ and officers’ insurance, or make insurance premiums unreasonable, exposing us to additional indemnification risks and potentially impacting our ability to attract and retain key executive talent, which could place us at a disadvantage to competitors not domiciled in Nevada;
●	we could be negatively impacted by a security breach, through cyber-attack, cyber-intrusion, insider threats or otherwise, or other significant disruption of our information technology networks and related systems, despite our efforts to protect against such events;
●	our reputation and ability to do business may be impacted by the improper conduct of our employees, agents or business partners, as well as the actions of third parties engaged in our industry; and

●	the outcome of litigation and other disputes in which we are involved from time to time is unpredictable, and an adverse decision in any such matter could have a material adverse effect on our financial condition, results of operations, cash flows and equity.

Additional details and discussions concerning some of the various risks, factors and uncertainties that could cause future results to differ materially from those expressed or implied in our forward-looking statements are set forth in this prospectus supplement under the heading “Risk Factors“ on page S-8 of this prospectus supplement, and under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC. For more information on these filings and the other disclosures incorporated by reference into this prospectus supplement, please see the sections herein entitled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-17 of this prospectus supplement. The risks, factors and uncertainties disclosed herein and in our other filings are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations, cash flows and equity. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Should any risks or uncertainties develop into actual events, these developments could have a material adverse effect on our business, financial condition, results of operations, cash flows and equity.

Accordingly, you should read this prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus supplement speak only as of the date of this prospectus supplement and the forward-looking statements incorporated by reference in this prospectus supplement speak only as of their date and, unless otherwise required by applicable securities laws, we disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein, including the risks of investing in our securities discussed under the heading “Risk Factors” in this prospectus supplement, and those contained under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. You should also carefully read the other information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement forms a part.

ABOUT RIOT PLATFORMS

We are a vertically-integrated Bitcoin mining company principally engaged in enhancing our capabilities to mine Bitcoin in support of the Bitcoin blockchain. We also provide comprehensive and critical infrastructure for institutional-scale Bitcoin mining at our large-scale Bitcoin mining facilities in Rockdale, Texas (the “Rockdale Facility”) and Navarro County, Texas (the “Corsicana Facility”). Currently, the Rockdale Facility has 700 megawatts (“MW”) in total developed capacity for our own Bitcoin mining. Our Rockdale Facility is believed to be the largest single Bitcoin mining facility in North America, as measured by developed capacity, and we are currently evaluating further growing its capacity. Additionally, we are developing the Corsicana Facility, our second large-scale Bitcoin mining facility, which, upon completion, is expected to have approximately one gigawatt of capacity available for Bitcoin mining, with 200 MW of additional electrical capacity available for development, at the Company’s discretion.

We operate in an environment and industry which frequently evolves based on the proliferation and uptake of Bitcoin. A significant component of our strategy is to effectively and efficiently allocate capital among opportunities that we believe will generate the highest return on our investment.

We operate in two reportable business segments: our Bitcoin mining operations for our own account (“Bitcoin Mining”); and electrical transmission and distribution design, manufacturing, servicing and engineering operations for power intensive projects (“Engineering”).

Bitcoin Mining

Our current focus is on our Bitcoin Mining operations, and during the six - months ended June 30, 2024, we continued to deploy miners at our Rockdale Facility and continued development activities at the Corsicana Facility, with the objective of increasing our operational efficiency and performance. Due to our institutional-grade scale, we typically express our hash rate in terms of exahashes per second (“EH/s”), with one EH/s representing one quintillion (1,000,000,000,000,000,000) secure hashing algorithm calculations per second.

As of June 30, 2024, the Company had a total deployed hash rate capacity of 22.0 EH/s in its Bitcoin Mining operations at the Rockdale and Corsicana Facilities. Based on our existing operations and expected deliveries and deployment of miners we have purchased, we anticipate having approximately 36.3 EH/s of total hash rate in operation by the end of 2024. As of June 23, 2023, we entered into a master purchase and sale agreement (the “Master Agreement”) with MicroBT, a leading manufacturer of Bitcoin miners, pursuant to which we executed a purchase order to acquire U.S.-manufactured miners with a total hash rate of 25.6 EH/s. Delivery of these miners to the Corsicana Facility, where they will be deployed in immersion cooling systems, began in 2023, and all miners under these purchase orders are expected to be received and deployed by mid-2025. During the six - months ended June 30, 2024, we entered into an additional purchase order with MicroBT under the Master Agreement to acquire 31,500 air-cooled miners with a total hash rate of 5.9 EH/s. This purchase order is in addition to existing purchase options under the Master Agreement. Delivery of these miners occurred in the second quarter of 2024.

The Master Agreement also provides the Company with an option to purchase additional miners with a total hash rate of approximately 75 EH/s, on the same terms as the initial order.

Engineering

Our Engineering business segment designs and manufactures power distribution equipment and custom engineered electrical products that provide us with the ability to vertically integrate many of the critical electrical components and engineering services necessary for our Corsicana Facility development and Rockdale Facility expansion and to reduce our execution and counter-party risk in ongoing and future expansion projects. Engineering and other specialized talent employed in our Engineering business segment also allow us to continue to explore new methods to optimize and develop a best-in-class Bitcoin mining operation and has been instrumental in the development of our industrial-scale immersion-cooled Bitcoin mining hardware.

Our Engineering business segment also provides electricity distribution product design, manufacturing, and installation services primarily focused on large-scale commercial and governmental customers and serves a broad scope of clients across a wide range of markets including data center, power generation, utility, water, industrial, and alternative energy. Products are custom built to client and industry specifications. Additionally, we utilize an in-house field service and repair department.

Block Mining Acquisition

In July 2024, we acquired Block Mining Inc. (“Block”), a Kentucky-based vertically-integrated Bitcoin miner for an aggregate purchase price at closing of $92.5 million (the “Acquisition”), consisting of approximately $18.5 million in cash and 7,240,623 shares of Riot’s common stock, no par value per share, issuable to the sellers in connection with closing, at $10.22 per share (calculated based on the twenty-trading-day volume-weighted average price (“VWAP”) of the shares as of July 18, 2024). Following closing, the sellers may also be entitled to receive a maximum of $32.5 million in additional earn-out payments in connection with the Acquisition, subject to the satisfaction of certain milestones related to executing the additional power purchase agreements to add additional power capacity for Bitcoin mining in Kentucky for the 2024 and 2025 calendar years. Such earn-out payments may be payable in the form of cash, shares, or a mixture of cash and shares, at the sellers’ election, with the number of shares to be issued (if any) calculated based on the twenty-trading-day VWAP of the shares as of the date such earn-out payments are determined.

The issuance of shares in connection with the Acquisition will be made in accordance with the terms and subject to the conditions set forth in the Acquisition agreement and in reliance on the private offering exemption of Section 4(a)(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder. The issuance and sale of the shares is not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection with the issuance of the shares.

The Corsicana Facility

In 2022, we initiated development of a second large-scale Bitcoin mining facility on a 265-acre site in Navarro County, Texas outside of Corsicana, Texas. Once complete, we expect the Corsicana Facility to have 1.0 gigawatts of developed capacity for its Bitcoin Mining operations, with 200 MW of additional capacity available for development, at the Company’s discretion. The initial phase of development of the Corsicana Facility involves the construction of 400 MW of immersion-cooled Bitcoin Mining infrastructure, including a high-voltage power substation and electrical and water transmission facilities to supply power and water to the facility. Operations of this initial phase of the development commenced in April 2024, following energization of the substation. As of June 30, 2024, the first 100 MW building, Building A1, was complete and the second 100 MW building, Building A2, was nearing completion with nearly all immersion tanks and miners in the building being operational. Development for the third building, Building B1, continued on schedule with the building structure being fully erect and concrete slab pouring in progress. Installation of immersion tanks in Building B1 has begun and is continuing into the third quarter.

The Rockdale Facility

Whinstone US, Inc., our wholly owned subsidiary, owns and operates the Rockdale Facility, a Bitcoin mining facility located in Rockdale, Texas, which is among the largest in North America. The Rockdale Facility provides us with a self-owned facility where we deploy our Bitcoin miners and carry out strategic expansion initiatives.

The Rockdale Facility originally consisted of three purpose-built Bitcoin mining structures, totaling approximately 190,000 square feet of finished space and 300 MW of fully developed electrical power capacity for Bitcoin mining. As of the date of this prospectus, we have finalized our expansion and added approximately 400 MW to the Rockdale Facility, bringing its total developed capacity to 700 MW of electrical power. Such electrical power is supplied to the Rockdale Facility pursuant to a long-term power supply agreement. The Rockdale Facility is subject to a long-term ground lease agreement with an initial term of ten years, followed by three ten-year renewal periods at our option, unless terminated earlier.

We believe deploying our miners at the expanded Rockdale Facility has many advantages for our mining operations, including allowing us to operate our miners without incurring third-party co-location services fees and to do so at the fixed low energy costs available to the Rockdale Facility under its long-term power supply agreement.

The Kentucky Facilities

Block, our wholly owned subsidiary, maintains two operational sites, both in Kentucky, totaling 60 MW of operational capacity with potential to expand up to 155 MW. Of the existing and operational 60 MW, 23 MW are currently being used for self-mining, 19 MW are vacant and available for immediate miner deployment, and 18 MW are contracted by Bitcoin mining tenants under hosting agreements. Approximately 8 MW of the 18 MW contracted under hosting agreements have change of control provisions and will be available for self-mining by Riot in 60-90 days. Riot intends to expand Block’s two sites, targeting 110 MW for self-mining operations by the end of 2024.

Additionally, Block owns a greenfield expansion opportunity also in Kentucky and adjacent to an existing substation, presenting an opportunity to develop 60 MW and with potential to expand to 150 MW. Block’s sites are serviced by various power companies including the Tennessee Valley Authority (“TVA”) and Big Rivers Electric Corporation in the Midcontinent Independent System Operator (“MISO”) region. MISO facilitates one of the world’s largest energy markets and offers four demand response programs allowing users to employ a sophisticated power strategy. We can expand Block’s operating capacity up to 110 MW under existing agreements and Block has identified a pipeline that could bring operations in Kentucky to an aggregate of over 300 MW across three sites, subject to executing requisite power purchase agreements.

Corporate Information

Our principal executive offices are located at 3855 Ambrosia Street, Suite 301, Castle Rock, CO 80109, and our telephone number is (303) 794-2000. Our website address is www.riotplatforms.com. The information contained on, or accessible through, our website is not part of this prospectus supplement.

OFFERING SUMMARY

The following summary contains basic information about this offering and may not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering carefully before making an investment decision.

Securities Offered:	Shares of our common stock, no par value per share, having an aggregate initial offering price of up to $750,000,000.

Number of Shares Outstanding Prior to this Offering:	283,674,768 (1)

Number of Shares Outstanding After this Offering:	373,927,475 (2)

Plan of Distribution:

The shares are being offered for sale in an “at the market offering,” as defined in Rule 415 under the Securities Act, in transactions that may be made from time to time through the Sales Agents. See “Plan of Distribution” on page S-15 of this prospectus supplement.

Use of Proceeds:

As of the date of this prospectus supplement, we intend to use the net proceeds from this offering for general corporate purposes, which may include, among other things, additions to working capital, satisfaction of corporate obligations, capital expenditures, strategic mergers and acquisitions, investments in existing and future Bitcoin mining projects, and repurchases and redemptions of our common stock. See “Use of Proceeds” and “Risk Factors” on pages S-11 and S-8 of this prospectus supplement, respectively.

Risk Factors:

Investing in our securities involves a high degree of risk. Before making any investment decision regarding our common stock, you should read and carefully consider the “Cautionary Note Regarding Forward-Looking Statements” beginning on page S-1 of this prospectus supplement and the risks described in the section “Risk Factors” beginning on page S-8 of this prospectus supplement and any applicable free-writing prospectus, as well as those in our most recent Annual Report on Form 10-K, as updated, supplemented, and amended by our subsequent disclosures contained in the reports and other filings we make with the SEC, which are incorporated by reference into this prospectus.

The Nasdaq Capital Market Trading Symbol:	“RIOT”

Transfer Agent and Registrar:	The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

(1)	The number of shares outstanding prior to this offering is based on the number of shares of our common stock issued and outstanding at June 30, 2024 which excludes: (i) 16,803,125 shares of common stock reserved for issuance pursuant to equity awards granted under the 2019 Equity Incentive Plan, as amended (the “2019 Equity Plan”); (ii) 1,246,426 shares issuable upon settlement of unvested performance-based restricted stock units granted under our 2019 Equity Plan, with vesting in 2026 subject to the Company’s Total Stockholder Return (“TSR”) compared to the Russell 3000 Index TSR measured through December 31, 2025; (iii) 139,213 shares issuable upon settlement of unvested service-based restricted stock units granted under our 2019 Equity Plan, which vest according to regular vesting schedules; and (iv) 63,000 shares underlying warrants to purchase shares of common stock exercisable as of June 30, 2024.
(2)	Assumes sales of 90,252,707 shares of our common stock in the total aggregate amount of up to $750,000,000 at a price of $8.31 per share (the reported closing sales price of shares of our common stock on The Nasdaq Capital Market on August 5, 2024). The actual number of shares issued will vary depending on the actual price at which the shares are sold under this offering.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the “Cautionary Note Regarding Forward-Looking Statements” beginning on page S-1 of this prospectus supplement and the risks, uncertainties and other factors described under Part I, Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K, as well as those which may be disclosed in our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and in the other filings we make with the SEC, which are incorporated by reference into this prospectus supplement. In addition, we have identified the risks, factors and uncertainties relating to the offering of our common stock pursuant to this prospectus supplement described below and elsewhere throughout this prospectus.

The risks, uncertainties and other factors discussed in this prospectus and other filings we make with the SEC are not exhaustive. Additional risks and uncertainties not known to us or that we currently believe not to be material may adversely impact our business, financial condition, results of operations, cash flows and equity. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from our expectations. Should any of these risks or uncertainties develop into actual events, they could have a material adverse effect on our business, financial condition, results of operations, cash flows, and equity, and the trading price of our common stock could decline. As a result, you could lose part or all of your investment.

For more information regarding the incorporation of information herein by reference and the filings we make with the SEC, please see the sections “Where You Can Find More Information” on page S-16 and “Incorporation of Certain Documents by Reference” on page S-17 of this prospectus supplement.

Our common stock has historically been subject to significant share price volatility and future sales or other issuances of our common stock could adversely affect the market for our common stock, which may cause you to incur losses on your investment.

Volatility in the market price of our common stock may prevent you from being able to sell your shares at or above the price you paid for them. The market price of our common stock has historically been subject to significant volatility and may continue to fluctuate widely due to many factors, some of which may be beyond our control. The closing price of our common stock between June 30, 2023 and June 30, 2024 has ranged from a low of $ 7.97 to a high of $ 20.29. Between June 30, 2023 and June 30, 2024, daily trading volume ranged from approximately 8,765,856 million shares to 71,584,523 million shares of our common stock. Many factors may cause the market price of our common stock to fluctuate significantly, including those described elsewhere in this “Risk Factors” section and the documents incorporated by reference in this prospectus supplement, as well as the following:

●	changes in the price of Bitcoin;
●	our operating and financial performance and prospects;
●	our quarterly or annual earnings or those of other companies in our industry compared to market expectations;
●	future announcements or press coverage concerning our business or our competitors’ businesses;
●	the public’s reaction to our press releases, other public announcements, and filings with the SEC;
●	coverage by or changes in financial estimates by securities analysts or failure to meet their expectations;
●	market and industry perception of our success, or lack thereof, in pursuing our growth strategy;
●	strategic actions by us or our competitors, such as acquisitions or restructurings;

●	changes in laws or regulations which adversely affect our industry or us;
●	changes in accounting standards, policies, guidance, interpretations, or principles;
●	changes in senior management or key personnel;
●	“short squeezes”;
●	adverse resolution of new or pending litigation against us; and
●	changes in general market, economic, and political conditions in the United States and global economies or financial markets, including those resulting from pandemics, natural disasters, terrorist attacks, acts of war, and responses to such events.

These fluctuations may be unrelated or disproportionate to our operating performance or prospects and may materially reduce the market price of our common stock. Price volatility may be greater if the public float and trading volume of our common stock is low. Additionally, sales of a substantial number of shares of our common stock, or the perception by the market that those sales could occur, whether through this offering or other offerings of our securities, including an offering of our securities by a selling stockholder identified in any prospectus or prospectus supplement, could adversely affect the market for our common stock. As a result of this adverse effect on the market for our common stock and the significant historical volatility we have observed with respect to shares of our common stock, investors purchasing shares in the offering covered by this prospectus at present market prices could experience difficulty in selling the shares at prices at or above the price paid to acquire them, and they may lose some or all of the value of their investment. In addition, the adverse effect of these factors on the market for our securities could make it more difficult for us to raise funds through future equity offerings (including the offering covered by this prospectus), which could adversely affect our plans for continued expansion of the Rockdale Facility and Corsicana Facility and other strategic initiatives and capital-intensive projects we may now or in the future wish to undertake.

We have broad discretion to use the net proceeds from this offering and our investment of these proceeds pending any such use may not yield a favorable return.

Our management has broad discretion as to how to spend the proceeds from this offering and may spend these proceeds in ways with which our stockholders may not agree, and we may deploy these proceeds on substantial capital expenditures or investments based on assumptions which may prove to be inaccurate. For example, we may use the proceeds to purchase new Bitcoin mining hardware, fund strategic acquisitions or make investments in existing and future Bitcoin mining projects that are subject to various risks, factors and uncertainties which may be beyond management’s control that may, if they come to pass, cause management’s assumptions regarding these capital investments to prove inaccurate. Management cannot guarantee that its decisions regarding its use of the proceeds from this offering will produce gainful returns or have the beneficial impact on our business, cash flows and results of operations on the schedule or to the extent management anticipates, if at all, which could adversely affect your investment. The proceeds from this offering may be used to directly or indirectly acquire additional Bitcoin, the price of which has been, and will likely continue to be, highly volatile.

This offering is being conducted on a “commercially reasonable efforts” basis; we cannot guarantee success in raising additional capital in this offering.

Pursuant to the terms of the Sales Agreement, the Sales Agents are required to exercise “commercially reasonable efforts,” rather than its best efforts, in attempting to sell the shares of our common stock offered under this prospectus supplement. As a “commercially reasonable efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated and, accordingly, we may not raise any additional capital. Therefore, we may be unable to sell most, or any, of the shares of our common stock offered for sale pursuant to this prospectus supplement.

If we are unable to raise additional capital through the offering contemplated in this prospectus supplement, we may not be able to continue to fund our operations and we may have to reduce or even halt our operations entirely. Our failure to raise additional capital through the offering contemplated in this prospectus supplement may cause us to cease as a going concern and investors in our securities may lose their entire investment.

The actual number of shares we will issue and the aggregate proceeds resulting from sales made under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and in compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agents at any time throughout the term of the Sales Agreement. The number of shares sold by the Sales Agents after we deliver a placement notice will fluctuate based on the market price of the common stock during the sales period and limits we set with the Sales Agents. Because this offering can be terminated at any time and the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued or the aggregate proceeds to be raised in connection with the sales under the Sales Agreement.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of our common stock is substantially higher than the net tangible book value per share of our common stock as of June 30, 2024, before giving effect to this offering. Assuming we sell the full $750,000,000 of shares of our common stock being offered by this prospectus, at an assumed public offering price of $ 8.31 per share (which was the reported closing sales price per share of our common stock on August 5, 2024), we would have had 373,927,475 shares of common stock issued and outstanding, based on the shares issued and outstanding as of June 30, 2024, after completion of this offering. Therefore, after deducting estimated offering expenses and estimated sales agent commissions payable by us, our resulting adjusted net tangible book value per share as of June 30, 2024, after completion of this offering at the assumed offering price of $ 8.31 per share, would have been approximately $ 7.28 per share. Accordingly, purchasers of shares of our common stock in this offering would incur immediate dilution of approximately $ 1.03 per share, representing the difference between the net tangible book value per share of our securities before and after the offering. If the price at which the shares of our common stock are sold in this offering increases, the dilution experienced by such purchasers will increase proportionately. For a further description of the dilution that our stockholders will experience immediately after this offering, see the discussion under the heading “Dilution” beginning on page S-14 of this prospectus supplement.

The shares of our common stock are being offered on an “at-the-market” basis; therefore, investors who buy shares at different times will likely pay different prices for their shares.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have the discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Future offerings of debt or equity securities may adversely affect the market price of our common stock and dilute the holdings of our existing stockholders.

In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities, including senior or subordinated notes and classes of preferred stock. If we decide to issue senior securities in the future, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Holders of senior securities may be granted specific rights, including the right to hold a perfected security interest in certain of our assets, the right to accelerate payments due under an indenture, rights to restrict dividend payments, and rights to require approval to sell assets. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences, and privileges more favorable than those of our common stock and may result in dilution of owners of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Upon liquidation, holders of our debt securities and preferred stock, and lenders with respect to other borrowings, will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Any preferred stock we issue in the future could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stockholdings in us.

Because we do not anticipate paying any cash dividends on our capital stock in the foreseeable future, capital appreciation, if any, will likely be your sole source of gain.

We have not historically declared or paid dividends on our capital stock, and we have no current plans to declare a dividend. Further, we plan to retain our future earnings, if any, to finance the operation, development and growth of our business. However, we are constantly evaluating our strategy, and, in the future, we may determine to alter our plans regarding future earnings and dividends. In addition, the terms of any future debt or credit agreements may preclude us from paying dividends. As a result of our current strategy and any restrictions on dividends we may agree to in any future debt or credit agreements, capital appreciation, if any, of our common stock will likely be your sole source of gain for the foreseeable future.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $750,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from the sale of our common stock under this prospectus supplement for general corporate purposes, which may include, among other things, additions to working capital, satisfaction of corporate obligations, capital expenditures, strategic mergers and acquisitions, investments in existing and future Bitcoin mining projects and repurchases and redemptions of our common stock. We will have significant discretion in the use of any net proceeds and investors in our securities will be relying on the judgment of our management regarding the application of the proceeds of any sale of securities.

DESCRIPTION OF COMMON STOCK

The following description of our capital stock is not complete and may not contain all the information you should consider before investing in the shares of our common stock offered pursuant to this prospectus. This description is summarized from, and qualified in its entirety by reference to, our Articles of Incorporation, as amended, our Bylaws, as amended, and the certificates of designation related to our designated preferred stock, which have been filed with the SEC, as well as the applicable provisions of the Nevada Revised Statutes Chapter 78 and the associated provisions of the Nevada Administrative Code. See the sections “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” on page S-16 of this prospectus supplement.

Common Stock

Authorized Shares. Our authorized capital stock consists of 680,000,000 shares of common stock, no par value per share. As of July 29, 2024, there were 303,524,067 shares of our common stock issued and outstanding. As of the date of this prospectus supplement, only our common stock is registered pursuant to Section 12 of the Exchange Act, and only shares of our common stock are being offered for sale pursuant to this prospectus.

Listing. Shares of our common stock are listed on the Nasdaq Capital Market under the trading symbol “RIOT”.

Voting Rights. Holders of shares of our common stock are entitled to one vote for each share of common stock standing in such stockholder’s name on the records of the Company on all matters submitted to a stockholder vote, with no cumulative voting rights. Except as otherwise provided in our Articles of Incorporation, Bylaws, the rules of any stock exchange applicable to us, applicable provisions of the Nevada Revised Statutes, or any other applicable law or regulations, matters submitted to a stockholder vote require the affirmative vote of the holders of a majority of the shares of our capital stock present and voting (excluding abstentions) at the applicable stockholders’ meeting to be approved. See the section entitled “Corporate Governance” on page S-12 of this prospectus supplement for further details regarding the voting rights of our common stock.

Conversion and Redemption Rights. Shares of our common stock have no conversionary rights and are not subject to any rights of redemption by operation of a sinking fund or otherwise.

Dividend Rights. Subject to any preferential rights of holders of our preferred stock, if any, or any restrictions on the payments of dividends imposed under the terms of our indebtedness, if any, holders of our common stock shall be entitled to receive their pro rata shares of such dividends as may be declared from time to time by our board of directors, in its discretion, from legally available funds, based upon such holders’ proportionate ownership of the shares of our capital stock outstanding at the time such dividends are declared.

Liquidation Rights. Subject to any preferential rights of holders of our preferred stock, if any, in the event of a liquidation, dissolution or winding up of the Company, holders of our common stock shall be entitled to participate pro rata in all assets of the Company that remain after payment of the Company’s liabilities, including satisfaction of all indebtedness of the Company then outstanding, based upon such holders’ proportionate ownership of the shares of our capital stock then outstanding.

Preemptive Rights. Shares of our common stock have no pre-emptive rights to purchase or subscribe for any of our capital stock or other securities. Thus, if additional shares of our common stock are issued, the current holders of our common stock will own a proportionately smaller interest in a larger number of outstanding shares of common stock to the extent that they do not participate in the additional issuance.

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is Equiniti Trust Corporation.

Corporate Governance

Number of Directors; Filling Vacancies; Removal. Our Articles of Incorporation and Bylaws provide that our business and affairs are managed by our board of directors. Our Bylaws provide that the board of directors consists of such number of directors as is determined by a resolution adopted by the board of directors. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires. In addition, our Bylaws provide that any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled solely by the affirmative vote of a majority of the remaining directors then in office and entitled to vote, even though that may be less than a quorum of the board of directors.

Director Elections and Terms of Office. Our Bylaws provide for election of nominees to our board of directors by plurality vote of our stockholders present and entitled to vote at a meeting of our stockholders called for the purpose of electing nominees to serve on our board of directors. Therefore, those nominees for our board of directors receiving the most affirmative votes at a given stockholders’ meeting shall be elected as directors for the applicable term. Once elected, directors serve until the end of the term of office and their successor has been duly qualified to serve and elected by our stockholders, or his or her earlier death, resignation or removal.

Classified Board of Directors. Our Bylaws provide for a classified board of directors consisting of three classes of directors serving staggered three-year terms, and each year our stockholders elect one class of our directors. We believe that a classified board structure facilitates continuity and stability of leadership and policy by helping ensure that, at any given time, a majority of our directors have prior experience as directors of our Company and are familiar with our business and operations. In our view, this permits more effective long-term planning and helps create long-term value for our stockholders. The classified board structure, however, could prevent a party who acquires control of a majority of our outstanding voting stock from obtaining control of our board of directors until the second annual stockholders’ meeting following the date that party obtains control of a majority of our voting stock. The classified board structure may discourage a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of us, as the structure makes it more difficult for a stockholder to replace a majority of our directors.

Quorum for Conducting Business. Our Bylaws provide that, to conduct business at a meeting of our stockholders, holders of shares representing at least one-third of the issued and outstanding shares of our capital stock entitled to vote at such meeting, whether represented in person or by proxy, must be present to establish a quorum.

Exclusive Forum. Article X of our Bylaws, provides that, to the fullest extent permitted by law, and unless we consent in writing to the selection of an alternative forum, (i) a state court located within the State of Nevada shall be the sole and exclusive forum for: (a) any derivative action, suit or proceeding brought on behalf of the Company; (b) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders; (c) any action, suit or proceeding arising pursuant to any provision of the Nevada Revised Statutes or the Company’s Articles of Incorporation or Bylaws (as either may be amended from time to time); or (d) any action, suit or proceeding asserting a claim against the Company or any director, officer or other employee of the Company governed by the internal affairs doctrine; and (ii) the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act, including all causes of action asserted against any defendant to such complaint. Any person or entity purchasing or otherwise acquiring any interest in any security of the Company shall be deemed to have notice of and consented to this forum selection clause.

By its terms, the forum selection clause in our Bylaws applies to the foregoing claims to the fullest extent permitted by law. We believe the choice-of-forum provision in our Bylaws will help provide for the orderly, efficient, and cost-effective resolution of legal issues affecting us by designating courts located in the State of Nevada as the exclusive forum for cases involving such issues. However, this provision may limit a stockholder’s ability to bring a claim in a judicial forum that it believes to be favorable for disputes with us or our directors, officers, employees, or agents, which may discourage such actions against us and our directors, officers, employees, and agents.

Nevada Anti-Takeover Statutes. Certain provisions of Nevada law described below may make us a less attractive candidate for acquisition, which may adversely impact the value of the shares of our capital stock held by our stockholders. We have not opted out of these provisions in our Articles of Incorporation or Bylaws, as permitted under the Nevada Revised Statutes.

Business Combinations

Nevada Revised Statutes Sections 78.411 through 78.444 (the “Nevada Combination with Interested Stockholders Statute”) generally prohibit “combinations” including mergers, consolidations, sales and leases of assets, issuances of securities and similar transactions by a Nevada corporation having a requisite number of stockholders of record (of which we are one) with any person who beneficially owns (or any affiliate or associate of the Company who within the previous two years owned), directly or indirectly, 10% or more of the voting power of the outstanding voting shares of the Company (an “interested stockholder”), within two years after such person first became an interested stockholder unless (i) the board of directors of the Company approved the combination or transaction by which the person first became an interested stockholder before the person first became an interested stockholder or (ii) the board of directors of the Company has approved the combination in question and, at or after that time, such combination is approved at an annual or special meeting of the stockholders of the target corporation, and not by written consent, by the affirmative vote of holders of stock representing at least 60% of the outstanding voting power of the target corporation not beneficially owned by the interested stockholder or the affiliates or associates of the interested stockholder. The Nevada Combination with Interested Stockholders Statute does not apply to combinations with an interested stockholder after the expiration of four years from when the person first became an interested stockholder.

Control Shares

Nevada Revised Statutes Sections 78.378 to 78.3793 (the “Nevada Control Share Statute”), to the extent applicable, could impede certain control transactions wherein an “acquiring person” shall only obtain voting rights in the “control shares” purchased by such person to the extent approved by the other stockholders at a meeting. With certain exceptions, an acquiring person is one who newly acquires or offers to newly acquire (including in multiple transactions over time, such as in a “creeping acquisition”) a “controlling interest” in the corporation, defined as (i) one-fifth but less than one-third; (ii) one-third but less than a majority; or (iii) a majority of voting power of the corporation in the election of directors. Control shares include not only shares acquired or offered to be acquired in connection with the acquisition of a controlling interest, but also all shares acquired by the acquiring person within the preceding 90 days. The Nevada Control Share Statute covers not only the acquiring person but also any persons acting in association with the acquiring person.

The Nevada Control Share Statute applies to any corporation domiciled in Nevada that has 200 or more stockholders of record, at least 100 of whom have had addresses in Nevada appearing on the stock ledger of the corporation at all times during the 90 days immediately preceding such date; and that does business in Nevada directly or through an affiliated corporation. We do not currently have 100 stockholders of record domiciled in Nevada and we do not conduct business, directly or indirectly, in Nevada. However, because we have not elected out of the application of the Nevada Control Share Statute in our Articles of Incorporation or Bylaws, as permitted by Nevada law, the Nevada Control Share Statute could apply to us in the future if we met the foregoing conditions to its applicability.

Dividend Policy. We have not historically declared or paid any cash dividends on our common stock, and, as of the date of this prospectus supplement, we do not have current plans to declare any cash dividends in the near future. Any future determination to pay dividends will be at the discretion of our board of directors.

DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering.

As of June 30, 2024, our net tangible book value was approximately $2.0 billion, or $7.00 per share of common stock, based on 283,674,768 shares issued and outstanding at June 30, 2024. Net tangible book value per share represents the amount of our total tangible assets, less total liabilities, divided by the total number of shares of our common stock issued and outstanding.

After giving effect to the assumed sale of 90,252,707 shares of our common stock at the assumed offering price of $8.31 per share (the reported closing sales price of our common stock on the Nasdaq Capital Market on August 5, 2024), representing the maximum aggregate initial offering price in this offering of up to $750,000,000, and after deducting the estimated offering expenses and sales agent commissions payable by us, our adjusted net tangible book value as of June 30, 2024 would have been approximately $2.7 billion, or approximately $7.28 per share of common stock, based on 373,927,475 shares issued and outstanding after completion of this offering (excluding shares issuable upon conversion of certain vested and unvested options to purchase shares and other conversionary rights, as described below). This would represent an immediate increase in adjusted net tangible book value of approximately $0.28 per share to existing stockholders and an immediate dilution in adjusted net tangible book value of approximately $1.03 per share to investors purchasing shares of common stock in this offering.

The following table illustrates, for illustrative purposes only, the change in net tangible book value on a per share basis resulting from the assumed sale of all of the shares of common stock available for issuance in this offering:

Assumed public offering price per share:		$8.31
Net tangible book value per share as of June 30, 2024:	$7.00
Increase in net tangible book value per share attributable to this offering:	$0.28
Adjusted net tangible book value per share as of June 30, 2024, after giving effect to this offering:		$7.28
Dilution in net tangible book value per share to investors purchasing shares in this offering:		$1.03

This offering is being made pursuant to Rule 415 under the Securities Act and the actual sales price of shares of our common stock will vary from time to time based on prevailing market prices. Accordingly, the actual dilution experienced by purchasers of our common stock, as well as the total number of shares sold, may increase or decrease with the actual price per share of our common stock sold in this offering. For example, a decrease in the price at which the shares are actually sold in this offering of $1.00 per share from the assumed offering price of $8.31 per share shown in the table above (assuming all of our common stock being offered for sale in this offering, in the aggregate amount of up to $750,000,000, is sold at that reduced price) would result in an adjusted net tangible book value per share after the offering of approximately $7.04 and result in an immediate dilution in the adjusted net tangible book value of approximately $0.27 per share to purchasers of our common stock in this offering. Conversely, assuming all of our common stock being offered for sale in this offering, in the aggregate amount of up to $750,000,000, is sold, an increase in the price at which the shares are actually sold in this offering of $1.00 per share from the assumed offering price of $8.31 per share would result in an adjusted net tangible book value after the offering of approximately $7.47 per share and an immediate dilution in adjusted net tangible book value of approximately $1.84  per share to purchasers of our common stock in this offering.

The foregoing table and computations are based on 283,674,768 shares of our common stock issued and outstanding at June 30, 2024, which excludes: (i) 16,803,125 shares of common stock reserved for issuance pursuant to new equity awards granted under the 2019 Equity Plan; (ii) 1,246,426 shares issuable upon settlement of unvested performance-based restricted stock units granted under our 2019 Equity Plan, with vesting in 2026 subject to the Company’s TSR compared to the Russell 3000 Index TSR measured through December 31, 2025; (iii) 139,213 shares issuable upon settlement of unvested service-based restricted stock units granted under our 2019 Equity Plan, which vest according to regular vesting schedules; and (iv) 63,000 shares underlying warrants to purchase shares of common stock exercisable as of June 30, 2024.

To the extent we issue in the future shares in connection with the exercise of the foregoing warrants, or in settlement of restricted stock units or if we issue additional shares under the 2019 Equity Plan, further dilution of the net tangible book value of shares of our common stock may result. In addition, we may choose to raise additional capital to accommodate our strategic plans or market conditions, even if we believe we have sufficient funds for our current or future operating plans. To the extent we raise this additional capital through the sale of equity or convertible debt securities at prices below the prevailing market price, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into a Sales Agreement with the Sales Agents. Pursuant to this prospectus supplement and under the Sales Agreement, we may issue and sell, from time-to-time, shares of our common stock having an aggregate initial offering price of up to $750,000,000, of our common stock through the Sales Agents acting as our agent or principal. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales into the Nasdaq Capital Market or any other existing trading market for shares of our common stock, or any other method permitted by law.

From time to time during the term of the Sales Agreement, we may deliver a placement notice to the Sales Agents specifying the length of the selling period, the amount of common stock to be sold and the minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agents will use commercially reasonable efforts to sell our common stock but are not required to sell any specific number or dollar amount of our common stock.

We or the Sales Agents may suspend the offering of our common stock made through the Sales Agents under the Sales Agreement upon proper notice to the other, at which time the placement notice will immediately terminate. We may also instruct the Sales Agents not to sell any common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agents may agree upon. Settlement for sales of our common stock will occur, unless we specify otherwise, on the first trading day following the date any sales were made (or such earlier day as is industry practice for regular way trading). There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

The aggregate compensation payable to the Sales Agents equals up to 3.0% of the gross sales price of the shares of our common stock sold pursuant to the Sales Agreement. We have also agreed to reimburse certain outside legal expenses incurred by the Sales Agents, including, in connection with the execution of the Sales Agreement, certain fees and disbursements of the Sales Agents’ legal counsel in an amount not to exceed $75,000 in the aggregate, in addition to certain ongoing disbursements of their legal counsel. We estimate that the total expenses for the offering payable by us, excluding commissions or expense reimbursement payable to the Sales Agents under the terms of the Sales Agreement, will be approximately $400,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with any sales, will equal our net proceeds for the sale of such common stock. As there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions, and proceeds to us, if any, are not determinable as of the filing of this prospectus.

To the extent required by Regulation M, the Sales Agents will not engage in any market-making activities involving our shares of common stock while the offering is ongoing under this prospectus. The Sales Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In connection with the sale of the common stock on our behalf, the Sales Agents will be deemed to be an “underwriter” within the meaning of the Securities Act and, therefore, the compensation we have agreed to pay the Sales Agents under the Sales Agreement will be deemed to be underwriting commissions or discounts.

Stifel Nicolaus Canada Inc. is not a U.S. registered broker-dealer under Section 15 of the Exchange Act; therefore, to the extent that it intends to effect any sales of the securities in the United States, it will do so through Stifel, Nicolaus & Company, Incorporated, its affiliated U.S. registered broker-dealer, in accordance with the applicable U.S. securities laws and regulations, and as permitted by Financial Industry Regulatory Authority regulations.

We have agreed to provide indemnification and contribution to the Sales Agents (and their respective partners, members, directors, officers, employees and agents) against certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and each of the Sales Agents (solely on its own behalf), may terminate the Sales Agreement at any time upon five days’ prior notice.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the full text of the Sales Agreement, dated as of August 9, 2024, by and between Riot Platforms, Inc. and the Sales Agents, a copy of which is included as Exhibit 1.2 to the registration statement of which this prospectus supplement forms a part.

LEGAL MATTERS

Certain legal matters in connection with the offering of the common stock will be passed upon for us by Holland & Knight LLP. Certain matters of Nevada law with respect to the common stock will be passed upon by Lewis Roca Rothgerber Christie LLP, Las Vegas, Nevada. Covington & Burling LLP acted as counsel to the Sales Agents in connection with this offering.

EXPERTS

The consolidated financial statements of Riot Platforms, Inc. as of and for the year ended December 31, 2023, as amended in Riot Platforms, Inc.’s Current Report on Form 8-K filed on August 9, 2024, and the retrospective adjustments to the 2022 financial statements, in each case, incorporated by reference in this prospectus, and the effectiveness of Riot Platforms, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Riot Platforms, Inc. as of December 31, 2022, and for each of the two years in the period ended December 31, 2022, have been audited by Marcum LLP (“Marcum”), independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements of the Company are incorporated in this prospectus by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing. Marcum was dismissed as auditors on May 18, 2023, and accordingly, have not performed any audit or review procedures with respect to any financial statements for the periods after the date of their dismissal.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement does not contain all of the information included in the registration statement of which it forms a part, including certain exhibits and schedules and those items we incorporate by reference herein. We file annual, quarterly and current reports, along with other information, including the registration statement of which this prospectus supplement forms a part, with the SEC. The filings we make with the SEC are available to the public over the Internet at the SEC’s website at www.sec.gov. Our filings with the SEC are also available on our website at www.riotplatforms.com under the heading “Investor Relations.” The information on this website is not incorporated by reference into, and does not constitute a part of, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC permits us to “incorporate by reference” the information contained in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents rather than by including them in this prospectus supplement. Information that is incorporated by reference herein is considered to be part of this prospectus supplement, and you should read it with the same care that you read this prospectus supplement. Information that we file later with the SEC will automatically update and supersede the information that is either contained, or incorporated by reference, in this prospectus supplement, and will be considered to be a part of this prospectus supplement from the date those documents are filed. We have filed with the SEC, and incorporate by reference in this prospectus supplement the following:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC on February 23, 2024 (“Annual Report”);
●	the portions of our Proxy Statement on Schedule 14A filed with the SEC on April 29, 2024, that are specifically incorporated by reference into our Annual Report;
●	our Quarterly Reports on Form 10-Q for the period ended March 31, 2024, as filed with the SEC on May 1, 2024, and for the period ended June 30, 2024, as filed with the SEC on July 31, 2024;
●	our Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02, Item 7.01 or, as it relates to such items, Item 9.01 thereof) filed with the SEC on February 26, 2024, February 27, 2024, May 28, 2024, June 6, 2024, June 18, 2024, June 24, 2024, July 23, 2024, and August 9, 2024; and
●	the description of our Common Stock contained in our registration statement on Form 8-A, filed pursuant to Section 12(b) of the Exchange Act on August 27, 2007, including any amendment or report filed for the purpose of updating that description; and the description of securities filed on February 23, 2024, as Exhibit 4.20 to our Annual Report.

All documents and reports that we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the end of the offering of the common stock under this prospectus supplement, shall also be deemed to be incorporated by reference herein from the date of filing of such documents and reports, and will update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus supplement.

You may request, and we will provide you with, a copy of these filings, at no cost, by calling us at (303) 794-2000 or by writing to us at the following address: Riot Platforms, Inc., Attn: Mr. Colin Yee, EVP & Chief Financial Officer, 3855 Ambrosia Street, Suite 301, Castle Rock, CO 80109.

RIOT PLATFORMS, INC.

Up to $750,000,000 of

Shares of Common Stock, No Par Value per Share

PROSPECTUS SUPPLEMENT

Sales Agents

Cantor	B. Riley Securities	BTIG	Roth Capital Partners	Stifel Canada	Compass Point	Northland Capital Markets	ATB Capital Markets

August 9, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the registrant in connection with this offering of the securities being registered, other than underwriting commissions and discounts.

Item	Amount
SEC Registration Fee	$110,700
Legal Fees and Expenses	150,000
Accounting Fees and Expenses	125,000
Transfer Agent and Registrar’s Fees and Expenses	5,000
Miscellaneous Expenses	9,300

TOTAL	$400,000

(1)	Pursuant to Rules 456(b) and 457(r) under the Securities Act, the Securities and Exchange Commission (the “SEC”) registration fee will be paid at the time of any particular offering of securities under the registration statement, and is therefore not currently determinable, other than $110,700, of fees related to the offering, issuance and sale of up to $750,000,000 of our common stock pursuant to this registration statement and the Sales Agreement between the Registrant and Cantor Fitzgerald & Co., B. Riley Securities, Inc., BTIG, LLC, Roth Capital Partners, LLC, Stifel Nicolaus Canada Inc., Compass Point Research & Trading, LLC, Northland Securities, Inc., and ATB Capital Markets USA Inc., as sales agents for the Registrant.
(2)	Includes fees and expenses of the sales agents payable by the registrant under the Sales Agreement that, pursuant to FINRA Rule 5110, are deemed sales compensation for the offering under the sales agreement prospectus filed with and forming a part of this registration statement.
(3)	These fees and expenses are calculated based on the maximum potential offering price for the securities offered pursuant to the Prospectus Supplement. The fees of any future offering of our securities pursuant to the Base Prospectus are not estimated at this time and will be reflected in the applicable prospectus supplement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Revised Statutes. As a Nevada corporation, the registrant is subject to the provisions of the Nevada Revised Statutes (the “NRS”).

NRS Sections 78.7502 and 78.751 provide us with the power to indemnify any of our directors and officers. The director or officer must have conducted themselves in good faith and reasonably believe that their conduct was in, or not opposed to, our best interests. In a criminal action, the director or officer must not have had reasonable cause to believe his/her conduct was unlawful. Under NRS Section 78.751, advances for expenses may be made by agreement if the director or officer affirms in writing that they believe they have met the standards and will personally repay the expenses if it is determined such officer or director did not meet the standards.

Our Articles of Incorporation provide that our officers and directors shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by them in connection with any civil, criminal, administrative or investigative action, suit or proceeding related to their service as an officer or director. Such right of indemnification shall be a contractual right which may be enforced in any manner desired by such person. The registrant shall pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by us. Such right of indemnification shall not be exclusive of any other right which such directors or officers may have or hereafter acquire. The indemnification provided in our Articles of Incorporation shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the heirs, executors and administrators of such person.

Our Articles of Incorporation also provide that we may adopt bylaws to provide at all times the fullest indemnification permitted by the laws of the State of Nevada, and that we may purchase and maintain insurance on behalf of any of our officers and directors. Our Bylaws provide that a director or officer shall have no personal liability to us or our stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law. We also maintain general liability and directors’ and officers’ insurance policies that cover certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act.

Further, we have entered into form indemnification agreements (the “Indemnification Agreement”) with our directors and officers pursuant to which the Company would, to the fullest extent permitted by applicable law and Company policies, indemnify the applicable directors and officers for the costs and liabilities incurred by such director or officer in his or her defense of any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative proceeding brought against such director or officer (other than an action, suit, or proceeding by, in the name or on behalf of, or in right of, the Company or its subsidiaries) arising in the course of their employment with us. Subject to limitations established under applicable Nevada law, federal securities laws, our Articles of Incorporation, and our Bylaws, these Indemnification Agreements may require us, among other things, to indemnify our directors and officers for certain expenses and against certain liabilities including, among other things, attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably paid or incurred by such director or officer in any action, suit, or proceeding arising out of their services as a director or officer or any other company or enterprise to which the person provides services at our request. Subject to certain exceptions for breaches of fiduciary duty by such persons as described in the foregoing, these indemnification agreements will also require us to advance certain expenses (including attorneys’ fees and disbursements) actually and reasonably paid or incurred by these persons in advance of the final disposition of the action, suit, or proceeding. We believe these indemnification agreements are necessary to attract and retain qualified individuals to serve as directors and officers.

These limitations of liability do not alter director or officer liability under the federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

The foregoing summaries are subject to the complete text of the NRS and our Articles of Incorporation, our Bylaws and the other arrangements referred to above and are qualified in their entirety by reference thereto.

ITEM 16. EXHIBITS

EXHIBIT INDEX

Incorporated by Reference from:
Exhibit No.	Exhibit Description	Form	File No.	Exhibit No.	Filing Date
1.1†	Form of Underwriting Agreement
1.2+	Controlled Equity OfferingSM Sales Agreement, dated as of August 9, 2024, by and among Riot Platforms, Inc. and the Sales Agents	*	*	*	*
4.1	Articles of Incorporation	8-K	001-33675	3.1	September 25, 2017
4.2	Amendment to the Articles of Incorporation of Riot Blockchain, Inc. dated November 21, 2022	8-K	001-33675	3.1	November 23, 2022
4.3	Certificate of Amendment to the Articles of Incorporation of Riot Platforms, Inc. dated June 13, 2024	8-K	001-33675	3.1	June 18, 2024
4.4	Articles of Merger between Riot Blockchain, Inc. and Riot Platforms, Inc.	8-K	001-33675	3.1	January 3, 2023
4.5	Amended and Restated Bylaws of Riot Platforms, Inc.	8-K	001-33675	3.1	June 30, 2023
4.6 †	Form of Certificate of Designation
4.7 †	Form of Preferred Stock Certificate
4.8 †	Form of Warrant Agreement
4.9 †	Form of Warrant Certificate
4.10 †	Form of Debt Security
4.11 †	Form of Securities Purchase Agreement
5.1	Opinion of Lewis Roca Rothgerber Christie LLP	*	*	*	*
5.2	Opinion of Lewis Roca Rothgerber Christie LLP	*	*	*	*
23.1	Consent of Deloitte & Touche LLP	*	*	*	*
23.2	Consent of Marcum LLP	*	*	*	*
23.3	Consent of Lewis Roca Rothgerber Christie LLP (contained in Exhibit 5.1)	*	*	*	*
24	Power of Attorney (signature page of this Registration Statement)	*	*	*	*
107	Filing Fee Table	*	*	*	*

† To be filed by amendment or as an exhibit to a document filed under the Exchange Act, and incorporated herein by reference.

* Filed herewith.

+ Certain schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplement copies of any of the omitted schedules upon request by the SEC.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report, pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 9th day of August 2024.

RIOT PLATFORMS, INC.

By:	/s/ Colin Yee
Colin Yee
Chief Financial Officer (Principal Financial Officer and duly authorized officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the registrant and each person whose signature appears below constitutes and appoints Messrs. Jason Les, Chief Executive Officer of the registrant, and Colin Yee, Chief Financial Officer of the Registrant, his, her, or its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement on Form S-3, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Jason Les Jason Les	Chief Executive Officer and Director (Principal Executive Officer)	August 9, 2024

/s/ Colin Yee Colin Yee	Chief Financial Officer (Principal Financial Officer)	August 9, 2024

/s/ Ryan Werner	Chief Accounting Officer (Principal Accounting Officer)	August 9, 2024
Ryan Werner

/s/ Benjamin Yi Benjamin Yi	Executive Chairman and Director	August 9, 2024

/s/ Hannah Cho Hannah Cho	Director	August 9, 2024

/s/ Hubert Marleau Hubert Marleau	Director	August 9, 2024

/s/ Lance D’Ambrosio Lance D’Ambrosio	Director	August 9, 2024